As filed with the Securities and Exchange Commission on January 12, 2006
Registration No. 333 — __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
US DATAWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	84-1290152 (IRS Employer Identification Number)

US Dataworks, Inc. 5301 Hollister Road, Suite 250 Houston, Texas (Address of Principal Executive Offices)	77040 (Zip Code)
Amendment No. 1 to US Dataworks, Inc. Amended and Restated 2000 Stock Option Plan
(Full title of the plan)

Charles E. Ramey	Copy to:
Chief Executive Officer US Dataworks, Inc. 5301 Hollister Road, Suite 250 Houston, Texas 77040 (713) 934-3855	David F. Taylor Locke Liddell & Sapp LLP 600 Travis Street, Suite 3400 Houston, Texas 77002-3095 (713) 226-1200
(Name, address and telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
	to be	Offering Price	Aggregate	Registration
Title of Securities to be Registered	Registered(1)	Per Share (2)	Offering Price(2)	Fee
Common Stock, $0.0001 par value per share	2,900,000	$0.49	$1,421,000	$152

(1)	Calculated pursuant to General Instruction E to Form S-8.

(2)	Pursuant to Rule 457(h)(i), the proposed maximum offering price per share and the registration fee has been computed on the basis of the average of the high and low prices of the Common Stock on the American Stock Exchange on January 11, 2006.
     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8
GENERAL INSTRUCTION E INFORMATION
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
Opinion of Hale Lane Peek Dennison and Howard, Professional Corporation
Consent of Ham, Langston & Brezina LLP, Independent Accountants

INFORMATION REQUIRED PURSUANT TO
GENERAL INSTRUCTION E TO FORM S-8
GENERAL INSTRUCTION E INFORMATION
     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.
     Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on January 30, 2003 (File No. 333-102840) is hereby incorporated by reference.
PART II            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by US Dataworks, Inc. (the “Company” or “US Dataworks”) with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference in this Registration Statement:
(i)	The Company’s Annual Report on Form 10-KSB/A for the fiscal year ended March 31, 2005;

(ii)	The Company’s Quarterly Reports on Form 10-QSB for the quarters ended June 30, 2005 and September 30, 2005;

(iii)	The Company’s Current Reports on Form 8-K filed with the Commission on June 22, 2005, July 21, 2005, August 30, 2005, October 17, 2005, and November 29, 2005;

(iv)	The description of the Company’s Common Stock contained in the Company’s registration statement on Form 8-A, filed April 17, 2000; and

(v)	The description of the Company’s Series X Participating Preferred Stock Purchase Rights contained in Registrant’s registration statement in Form 8-A, filed July 25, 2003.
     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement.
Item 8. Exhibits.

Exhibit No.	Description

4.1	Specimen common stock certificate. (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-KSB for the year ended March 31, 2002).

4.2	Registration Rights Agreement dated as of June 30, 2003 between the Registrant and Icon Investors Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed July 10, 2003).

4.3	Finder’s Fee and Piggyback Registration Rights Agreement dated June 30, 2003 between the Registrant and Bridgewater Capital (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003.)

4.4	Registration Agreement dated September 30, 2003 between the Registrant and ACI Communications Holdings, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003).

4.5	1% Convertible Debenture (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed October 9, 2003).

4.6	Form of Common Stock Purchase Agreement (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed October 9, 2003).

4.7	Registration Rights Agreement, dated as of October 2, 2003, by and among the Registrant and the signatories thereto (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed October 9, 2003).

4.8	Registration Agreement dated as of November 12, 2004, between the Registrant and Peter Simons (incorporated by reference to Exhibit 4.3 to Registration Statement on Form S-3 (File No. 333-121951) filed January 11, 2005).

4.9	Common Stock Purchase Warrant to purchase up to 160,000 shares of the Registrant Common Stock issued to Peter Simons (incorporated by reference to Exhibit 4.4 to Registration Statement on Form S-3 (File No. 333-121951) filed January 11, 2005).

4.10	Amended and Restated 10% Convertible Debenture effective September 15, 2005 issued by the Registrant for the benefit of Peter Simons (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed October 17, 2005).

4.11	Common Stock Purchase Warrant issued as of September 15, 2005 by the Registrant for the benefit of Peter Simons (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed October 17, 2005).

4.12	Registration Agreement by and between the Registrant and Peter Simons effective September 15, 2005 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed October 17, 2005).

4.13	Common Stock Purchase Warrant issued as of November 22, 2005 by the Registrant for the benefit of Crescent International, Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed November 29, 2005).

4.14	Registration Agreement by and between the Registrant and Crescent International, Ltd. (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed November 29, 2005).

5.1	Opinion of Hale Lane Peek Dennison and Howard, Professional Corporation

23.1	Consent of Ham, Langston & Brezina LLP, Independent Accountants

23.2	Consent of Hale Lane Peek Dennison and Howard, Professional Corporation (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page hereto).

99.1	US Dataworks, Inc. Amended and Restated 2000 Stock Option Plan (incorporated by reference to Exhibit 99.1 to Registration Statement on Form S-8 (File No. 333-102840) filed January 30, 2003).

99.2	Amendment No. 1 to US Dataworks, Inc. Amended and Restated 2000 Stock Option Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 12th day of January, 2006.

US DATAWORKS, INC.
By:	/s/ CHARLES E. RAMEY
Charles E. Ramey,
Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Ramey and John S. Reiland, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this Registration Statement, and to file the same, with all exhibits thereto, and all other statements, notices or other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 12, 2006.

Signature	Title

/s/ Charles E. Ramey Charles E. Ramey	Chairman of the Board, Director and Chief Executive Officer (Principal Executive Officer)

/s/ John S. Reiland John S. Reiland	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Hayden D. Watson Hayden D. Watson	Lead Director

/s/ Joe Abrell Joe Abrell	Director

/s/ Terry Stepanik Terry Stepanik	Director

/s/ John L. Nicholson John L. Nicholson, M.D.	Director

/s/ Thomas L. West, Jr. Thomas L. West, Jr.	Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	Specimen common stock certificate. (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-KSB for the year ended March 31, 2002).

4.2	Registration Rights Agreement dated as of June 30, 2003 between the Registrant and Icon Investors Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed July 10, 2003).

4.3	Finder’s Fee and Piggyback Registration Rights Agreement dated June 30, 2003 between the Registrant and Bridgewater Capital (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003.)

4.4	Registration Agreement dated September 30, 2003 between the Registrant and ACI Communications Holdings, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003).

4.5	1% Convertible Debenture (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed October 9, 2003).

4.6	Form of Common Stock Purchase Agreement (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed October 9, 2003).

4.7	Registration Rights Agreement, dated as of October 2, 2003, by and among the Registrant and the signatories thereto (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed October 9, 2003).

4.8	Registration Agreement dated as of November 12, 2004, between the Registrant and Peter Simons (incorporated by reference to Exhibit 4.3 to Registration Statement on Form S-3 (File No. 333-121951) filed January 11, 2005).

4.9	Common Stock Purchase Warrant to purchase up to 160,000 shares of the Registrant Common Stock issued to Peter Simons (incorporated by reference to Exhibit 4.4 to Registration Statement on Form S-3 (File No. 333-121951) filed January 11, 2005).

4.10	Amended and Restated 10% Convertible Debenture effective September 15, 2005 issued by the Registrant for the benefit of Peter Simons (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed October 17, 2005).

4.11	Common Stock Purchase Warrant issued as of September 15, 2005 by the Registrant for the benefit of Peter Simons (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed October 17, 2005).

4.12	Registration Agreement by and between the Registrant and Peter Simons effective September 15, 2005 (incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed October 17, 2005).

4.13	Common Stock Purchase Warrant issued as of November 22, 2005 by the Registrant for the benefit of Crescent International, Ltd. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed November 29, 2005).

4.14	Registration Agreement by and between the Registrant and Crescent International, Ltd. (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed November 29, 2005).

5.1	Opinion of Hale Lane Peek Dennison and Howard, Professional Corporation

23.1	Consent of Ham, Langston & Brezina LLP, Independent Accountants

Exhibit No.	Description

23.2	Consent of Hale Lane Peek Dennison and Howard, Professional Corporation (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on signature page hereto).

99.1	US Dataworks, Inc. Amended and Restated 2000 Stock Option Plan (incorporated by reference to Exhibit 99.1 to Registration Statement on Form S-8 (File No. 333-102840) filed January 30, 2003).

99.2	Amendment No. 1 to US Dataworks, Inc. Amended and Restated 2000 Stock Option Plan.